UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2008

HIGHWATER ETHANOL, LLC

(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 S. Main Street, PO Box 96

Lamberton, MN 56152

(Address of principal executive offices)

(507) 752-6160

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

                On March 27, 2008, Highwater Ethanol, LLC (the “Company”) entered into a private placement agreement with the City of Lamberton, Minnesota (the “City”) and Northland Securities, Inc. (“Northland”) relating to Northland’s placement of $15,180,000 in solid waste facilities revenue bonds (the “Bonds”) to be issued by the City.  The Bonds will be issued by the City pursuant to, and will be secured as provided in, a trust indenture between the City and U.S. Bank National Association, as trustee. Northland, acting as an underwriter, will purchase the Bonds from the City for $14,876,400 (which is equal to the total principal amount of the Bonds, less certain placement fees) and will resell the Bonds to investors at the prices and on the terms provided in the private placement memorandum. The proceeds of the Bonds will be used by the City to acquire solid waste disposal facilities which will be leased by the City to the Company for use in connection with the Company’s proposed ethanol plant to be constructed near Lamberton, Redwood County, Minnesota.  The Company will be obligated to make repayment of the principal, premium (if any), and interest of the Bonds when due.  All costs and expenses incident to Northland’s private placement of the Bonds and the sale and delivery of the Bonds to Northland will be payable by the Company, including, but not limited to, a private placement fee payable to Northland in the amount of $303,600, an additional private placement fee of $151,800, out of-pocket expenses of Northland in the amount of $7,500, and fees and expenses of bond counsel and counsel to the City, the Company and Northland.  The Bonds will be secured by a mortgage on the real property and fixtures constituting the Company’s plant and security interests in certain tangible personal property located on the mortgaged property or used in connection with the plant.  Pursuant to the terms of the indenture, such mortgage and security interests will be consolidated with the mortgage and security interests of the Company’s lender, First National Bank of Omaha, to constitute a single first priority lien or security interest on the applicable collateral which will ratably and equally secure all holders in proportion to the amount owed to the holders as either principal or interest. The private placement agreement may be terminated by Northland at any time prior to the closing of Northland’s purchase of the Bonds if in its reasonable judgment it is impracticable to offer for sale or to enforce contracts made by Northland for the resale of the Bonds for any of the reasons enumerated in the private placement agreement.

Item 7.01 Regulation FD Disclosure

                The Company has executed a commitment letter (the “Commitment”) for the establishment of a credit facility with First National Bank of Omaha (“FNBO”) to finance the construction of the Company’s proposed ethanol plant to be located near Lamberton, Minnesota. According to the Commitment, FNBO will provide the Company with the following: (i) a construction/term loan in an amount up to $50,400,000; (ii) a short-term revolving loan in an amount up to $5,000,000; and (iii) letters of credit in an amount up to $1,500,000.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a)                                  None.

(b)                                 None.

(c)                                  None.

(d)	Exhibit No.	Description

	99.1	Private Placement Agreement between City of Lamberton, Minnesota; Highwater Ethanol, LLC; and Northland Securities, Inc. dated March 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

April 1, 2008	/s/ Brian Kletscher
Date	Brian Kletscher, Chairman of the Board of Governors